AMENDMENT 2 TO LICENSE AGREEMENT

This **Amendment No. 2 to the License Agreement** (**"Amendment No. 2"**) is entered into as of **August 14, 2026** (the **"Amendment No. 2 Effective Date"**), by and between **Processa Pharmaceuticals, Inc.**, a Delaware corporation having its principal place of business at 601 21st Street, Suite 300, Vero Beach, Florida 32960 (**"Processa"**), and **Yuhan Corporation**, a corporation organized under the laws of the Republic of Korea, having its principal place of business at 74 Noryangjin-ro, Dongjak-gu, Seoul, Republic of Korea (**"Yuhan"**). Processa and Yuhan are each referred to herein as a **"Party"** and collectively as the **"Parties."**

RECITALS

WHEREAS, the Parties entered into that certain **License Agreement**, dated **August 19, 2020** (the **"License Agreement"**), as amended by the **First Amendment to the License Agreement**, dated **June 11, 2025** (collectively, the **"Agreement"**);

WHEREAS, the Parties desire to extend the development milestone set forth in Section 6.1(d) of the Agreement to reflect the current development timeline for the Product; and

WHEREAS, the Parties desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise defined herein, capitalized terms used in this Amendment No. 2 shall have the meanings assigned to them in the Agreement.

2. Amendments

2.1 Amendment to Section 6.1(d)

Section 6.1(d) of the Agreement is hereby **amended and restated in its entirety** to read as follows:

(d)** Dose the first patient with the Product in a Phase 2B Clinical Trial, Phase 3 Clinical Trial, or other Pivotal Clinical Trial **within twelve (12) months following the Amendment No. 2 Effective Date.

3. Effect of Amendment

Except as expressly amended by this Amendment No. 2, the Agreement shall remain unchanged and in full force and effect. To the extent of any inconsistency, conflict, or ambiguity between the Agreement and this Amendment No. 2, the terms of this Amendment No. 2 shall govern and control. This Amendment No. 2 and the Agreement shall be read and construed together as a single integrated agreement. This Amendment No. 2 shall be governed by the governing provisions of the Agreement, and any dispute arising out of or in connection with this Agreement No. 2 shall be resolved pursuant to the dispute resolution provisions of the Agreement.

4. Counterparts; Electronic Signatures

This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by electronic mail in PDF format or by other electronic means, including electronic signature platforms, shall be deemed original signatures and shall be fully effective for all purposes. Each Party agrees to provide an original signature upon request; however, the failure to do so shall not affect the validity or enforceability of this Amendment No. 2.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment No. 2 Effective Date.

PROCESSA PHARMACEUTICALS, INC.

By: Wendy Guy

Name: Wendy Guy

Title: Chief Administrative Officer

Date: 10 August 2026

YUHAN CORPORATION

By: ______________________

Name: Yeul Hong Kim

Title: R&D President

Date: 14 August 2026